Exhibit 10.32

FIRST AMENDMENT TO THE
MERIT MEDICAL SYSTEMS, INC.
2018 LONG-TERM INCENTIVE PLAN

THIS FIRST AMENDMENT TO THE MERIT MEDICAL SYSTEMS, INC. 2018 LONG-TERM INCENTIVE PLAN (this “Amendment”) is made and adopted effective December 14, 2018 by Merit Medical Systems, Inc.

WHEREAS, Merit Medical Systems, Inc. (the “Company”) maintains the Merit Medical Systems, Inc. 2018 Long-Term Incentive Plan (the “Plan”) for the benefit of its employees and the employees of its participating subsidiaries;

WHEREAS, the Board of Directors (the “Board”) of the Company has determined that it is necessary and desirable to amend the Plan to provide for certain minimum vesting periods for all awards granted under the Plan; and

WHEREAS, the Company, acting through its Board, has reserved the right to amend the Plan at any time and from time to time pursuant to Section 12.1 of the Plan, subject to shareholder approval in the case of certain material modifications.

NOW, THEREFORE, the Plan is amended as follows effective December 14, 2018:

1.Clause (xii) of Section 4.2(a)(xii) of the Plan, relating to the Committee’s discretion to accelerate vesting of Awards, is amended to read as follows:

“(xii) accelerate, on a case-by-case basis, the exercisability or vesting of a Participant’s Awards, in whole or in part, upon such Participant’s death, Disability or other termination of Continuous Service occurring at least one year after the Grant Date of the Award in question;”

2.	Section 5.4(b) of the Plan, relating to Options, is amended to read as follows:

“(b)    Each Option shall be subject to such terms and conditions on the time or times when it may be exercised (which conditions may be based on Continuing Service, Performance Goals or a combination thereof) as the Committee may deem appropriate and set forth in the applicable Award Agreement. The vesting provisions of individual Options may vary from Award to Award; provided, that, in no event shall an Option be exercisable prior to the one-year anniversary of the Option’s Grant Date, except as provided in Section 11 of the Plan.”

3. Section 6.2(a) of the Plan, relating to Stock Appreciation Rights, is amended to read as follows:

“(a)    Each Stock Appreciation Right shall be subject to such terms and conditions on the time or times when it may be exercised (which conditions may be based on Continuing Service, Performance Goals, or a combination thereof) as the Committee may deem appropriate and set forth in the applicable Award Agreement. The vesting provisions of individual Stock Appreciation Rights may vary from Award to Award; provided, that, in no event shall a Stock Appreciation Right be exercisable prior to the one-year anniversary of the Stock Appreciation Right’s Grant Date, except as provided in Section 11 of the Plan.”

4. Section 7.4 of the Plan, relating to Restricted Stock Awards, is amended to read as follows:

“7.4.    Vesting. Restricted Stock Awards shall be subject to such terms and conditions on the time or times when they vest (which conditions may be based on Continuing Service, Performance Goals or a combination thereof) as the Committee may deem appropriate and set forth in the applicable Award Agreement; provided, that, in no event shall the Vesting Period for a Restricted Stock Award be less than a period of time equal to one year, except as provided in Section 11 of the Plan.”

5. Section 8.4 of the Plan, relating to Restricted Stock Units, is amended to read as follows:

“8.4.    Vesting. Restricted Stock Unit Awards shall be subject to such terms and conditions on the time or times when they vest and become earned (which conditions may be based on Continuing Service,

Performance Goals or a combination thereof) as the Committee may deem appropriate and set forth in the applicable Award Agreement; provided, that, in no event shall the Vesting Period for a Restricted Stock Unit Award be less than a period of time equal to one year, except as provided in Section 11 of the Plan.”

6. Section 9 of the Plan, relating to Other Share Based Awards, is amended to add the following sentence at the end thereof:
“In no event shall the Vesting Period for an Other Share Based Award be less than a period of time equal to one year from the applicable Grant Date, except as provided in Section 11 of the Plan.”

7.    Except as provided above, the terms of the Plan are hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer effective as of December 14, 2018.

MERIT MEDICAL SYSTEMS, INC.

By:     /s/ Fred P. Lampropoulos
Name:    Fred P. Lampropoulos
Title:    Chairman and Chief Executive Officer

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